Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Zachary C. Parker, President and Chief Executive Officer John E. Kahn, Chief Financial Officer TeamStaff, Inc. 1776 Peachtree Street, NW Atlanta, GA 30309 866-352-5304	Donald C. Weinberger/Diana Bittner (media) Wolfe Axelrod Weinberger Associates, LLC 212-370-4500 don@wolfeaxelrod.com diana@wolfeaxelrod.com

TEAMSTAFF REPORTS FIRST QUARTER FISCAL 2012 RESULTS

•                  Revenue and gross profit reach two year highs of $11.5 and $1.6 million, respectively

•                  Adjusted EBITDA shows significant improvement despite new contract startup costs

•                  Management to conduct webcast conference call February 15, 2012 at 11am ET

Atlanta, Georgia — February 15, 2012 — TeamStaff, Inc. (Nasdaq: TSTF), a leading healthcare and logistics services provider to the Federal Government, including the Departments of Defense and Veterans Affairs, announced today its financial results for the fiscal quarter ended December 31, 2011.

Table 1 - Financial Highlights

	Three Months Ended
($ in thousands, except per share amounts)	December 31, 2011	December 31, 2010
Operating revenues	$11,495	$10,575
Gross Profit	$1,567	$1,318
Gross Profit Percentage	13.6%	12.5%
Loss from operations	$(210)	$(275)
Loss from continuing operations	$(389)	$(337)
Net loss per share	$(0.06)	$(0.07)
EBITDA adjusted for other non-cash charges(1)	$(16)	$(179)

First quarter gross profit increased 19 percent to nearly $1.6 million from approximately $1.3 million for the same period in the prior year and increased as a percentage of revenue from 12.5 percent for the fiscal 2011 period to 13.6 percent for the fiscal 2012 quarter. The improvement over the three month period in the prior year reflects enhancements to project management and an improved mix of higher margin work consistent with the Company’s reported growth strategy.

Revenues for the three months ended December 31, 2011 and 2010 were $11.5 million and $10.6 million, respectively, which represents an increase of $0.9 million or 8.7% despite  federal government delays in awarding and initiating work under major contracts. The increase in revenues is due primarily to new business awards.

General and Administrative (“G&A”) expenses for the three months ended December 31, 2011 and 2010 were $1.8 million and $1.6 million, respectively, which represent an increase of $0.2 million, or 12.2%.  The increase is attributed largely to costs and investments associated with startup of work under new contracts in three different states during the quarter, issuance of non-cash stock grants, and expanded new business development activity.

Loss from continuing operations and net loss for the three months ended December 31, 2011 was $0.4 million, or ($0.06) per basic and diluted share, as compared to loss from continuing operations and net loss of $0.3 million, or ($0.07) per basic and diluted share for the three months ended December 31, 2010.

Earnings (Loss) Before Interest, Tax, Depreciation and Amortization (“EBITDA”) adjusted for other non-cash charges (“Adjusted EBITDA”(1)) for the three months ended December 31, 2011 was $(16,000) as compared to $(179,000) for the three months ended December 31, 2010, which shows an improvement of $163,000.

“We’ve had a solid operational and financial start to fiscal year 2012,” said Zach Parker, President and CEO.  “We phased-in nearly 250 new employees and implemented some technology upgrades as we remain committed to providing best value to our customers.”

Conference Call and Webcast Details

TeamStaff’s management team will host a conference call for the investment community on Wednesday, February 15, 2012 at 11:00 AM ET.  Interested parties may participate in the call by dialing (866) 356-3377; international callers dial (617) 597-5392 (passcode: 88660474) about 5 - 10 minutes prior to 11:00 AM ET.  The conference call will also be available on replay starting at 2:00 PM ET on February 15, 2012 and ending on February 29, 2012. For the replay, please dial (888) 286-8010 (passcode: 60413980). The access number for the replay for international callers is (617) 801-6888 (passcode: 60413980).  There will be a conference call webcast at:

http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=115788&eventID=4246738

The Company will also make a copy of presentation materials discussed on the conference call available in the Investor Relations section of the TeamStaff website (http://www.dlhcorp.com/presentations.aspx).

- More -

About TeamStaff, Inc.

TeamStaff, Inc. serves clients throughout the United States as a full-service provider of healthcare, logistics and technical support services to DoD and Federal agencies.  The Company recently announced the rebranding of its subsidiary, TeamStaff Government Solutions, Inc. to DLH Solutions, Inc. and will be holding a meeting of its shareholders on February 16, 2012 to approve renaming TeamStaff, Inc. to DLH Holdings Corp.  For more information about the Company, visit the corporate web site at www.dlhcorp.com.

Reconciliation of Adjusted EBITDA (a non-GAAP financial measure) to net loss from continuing operations

(1)          We present Adjusted EBITDA as a supplemental non-GAAP measure of our performance.  We define Adjusted EBITDA as net loss from continuing operations plus (i) interest and other expenses, net, (ii) provision for taxes, (iii) depreciation and amortization, (iv) G&A expenses - equity grants, and (v) impairment charges.  This non-GAAP measure of our performance is used by management to conduct and evaluate its business during its regular review of operating results for the periods presented.  Management and the Company’s Board utilize this non-GAAP measure to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance.  We believe that this non-GAAP measure is useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance.  By providing this non-GAAP measure, as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations.  This non-GAAP financial measure is limited in its usefulness and should be considered in addition to, and not in lieu of, U.S. GAAP financial measures.  Further, this non-GAAP measure may be unique to the Company, as it may be different from the definition of non-GAAP measures used by other companies. A reconciliation of Adjusted EBITDA with net loss from continuing operations is as follows:

	For the three months ended 31 December
	2011	2010
Net loss from continuing operations	$(389)	$(337)
(i) Interest and other expenses (net)	179	62
(ii) provision for taxes	—	—
(iii) amortization and depreciation,	23	31
(iv) G&A expenses - equity grants	171	65
(v) impairment charges	—	—
EBITDA adjusted for other non-cash charges	$(16)	$(179)

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and statements in this press release regarding TeamStaff, Inc.’s business which are not historical facts, are “forward-looking statements” that involve risks and uncertainties which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things our ability to secure contract awards, including the ability to secure renewals of contracts under which we currently provide services; our ability to enter into contracts with United States Government facilities and agencies on terms attractive to us and to secure orders related to those contracts; changes in the timing of orders for and our placement of professionals and administrative staff; the overall level of demand for the services we provide; the variation in pricing of the contracts under which we place professionals; our ability to manage growth effectively; the performance of our management information and communication systems; the effect of existing or future government legislation and regulation; changes in government and customer priorities and requirements (including changes to respond to the priorities of Congress and the Administration, budgetary constraints, and cost-cutting initiatives); economic, business and political conditions domestically; the impact of medical malpractice and other claims asserted against us; the disruption or adverse impact to our business as a result of a terrorist attack; the loss of key officers, and management personnel; the competitive environment for our services; the effect of recognition by us of an impairment to goodwill and intangible assets; other tax and regulatory issues and developments; the effect of adjustments by us to accruals for self-insured retentions; our ability to obtain any needed financing; our ability to attract and retain sales and operational personnel; and the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s periodic reports filed with the SEC. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the Company will be achieved. The forward-looking statements contained in this report are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating any forward-looking statements.

-Tables to Follow -

TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	(unaudited)
	For the Three Months Ended
	December 31,	December 31,
	2011	2010

REVENUES	$11,495	$10,575

DIRECT EXPENSES	9,928	9,257
GROSS PROFIT	1,567	1,318
GENERAL AND ADMINISTRATIVE EXPENSES	1,754	1,562

DEPRECIATION AND AMORTIZATION	23	31
Loss from operations	(210)	(275)

OTHER INCOME (EXPENSE)
Interest income	—	1
Interest expense	(77)	(45)
Amortization of deferred financing costs	(46)	—
Change in fair value of financial instruments	(56)	—
Other income, net	—	1
Legal expense related to pre-acquisition activity of acquired company	—	(19)
	(179)	(62)

Loss from continuing operations before income taxes	(389)	(337)

INCOME TAX EXPENSE	—	—

Loss from continuing operations	(389)	(337)

NET LOSS	$(389)	$(337)

NET GAIN (LOSS) PER SHARE - BASIC AND DILUTED
Loss from continuing operations	$(0.06)	$(0.07)
Gain (loss) from discontinued operation	—	—
Net loss per share	$(0.06)	$(0.07)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	6,070	5,117

TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS)

	(unaudited)
	December 31,	September 30,
	2011	2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$477	$763
Accounts receivable, net of allowance for doubtful accounts of $0 as of December 31 and September 30, 2011	12,423	11,112
Prepaid workers’ compensation	513	513
Other current assets	184	184
Total current assets	13,597	12,572

EQUIPMENT AND IMPROVEMENTS:
Furniture and equipment	177	177
Computer equipment	106	102
Computer software	301	260
Leasehold improvements	10	21
	594	560

Less accumulated depreciation and amortization	(369)	(346)
Equipment and improvements, net	225	214

GOODWILL	8,595	8,595

OTHER ASSETS
Deferred financing costs, net	21	26
Other assets	515	510
Total other assets	536	536

TOTAL ASSETS	$22,953	$21,917

TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	(unaudited)
	December 31,	September 30,
	2011	2011
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Bank loan payable	$1,832	$740
Notes payable	711	711
Current portion of capital lease obligations	6	8
Accrued payroll	10,269	10,318
Accounts payable	2,425	1,983
Accrued expenses and other current liabilities	1,822	2,134
Liabilities from discontinued operation	218	235
Total current liabilities	17,283	16,129

LONG TERM LIABILITIES
Convertible debenture, net	82	46
Financial instruments, at fair value	238	182
Other long term liability	15	6
Total long term liabilities	335	234

Total liabilities	17,618	16,363

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized 40,000 shares; issued 6,077 at December 31, 2011 and 6,023 at September 30, 2011, outstanding 6,075 at December 31, 2011 and 6,021 at September 30, 2011	6	6
Additional paid-in capital	71,158	70,988
Accumulated deficit	(65,805)	(65,416)
Treasury stock, 2 shares at cost at December 31, 2011 and September 30, 2011	(24)	(24)
Total shareholders’ equity	5,335	5,554

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$22,953	$21,917

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